As filed with the Securities and Exchange Commission on November 16, 2007

Registration No. 333-142583

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SALLY BEAUTY HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-2257936
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3001 Colorado Boulevard
Denton, Texas	76210-6802
(Address of Principal Executive Offices)	(Zip Code)

Employee Stock Option Plan of 2003

Employee Stock Option Plan of 1988

2003 Restricted Stock Plan

1994 Stock Option Plan for Non-Employee Directors

2003 Stock Option Plan for Non-Employee Directors

Management Incentive Plan

Shareholder Value Incentive Plan

Sally Beauty Management Incentive Plan

Sally Beauty 401(k) Savings Plan

(Full Title of the Plans)

Raal H. Roos

Senior Vice President, General Counsel and Secretary

SALLY BEAUTY HOLDINGS, INC.

3001 Colorado Boulevard

Denton, Texas

(940)-898-7500

(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

TERMINATION OF REGISTRATION

Sally Beauty Holdings, Inc. a Delaware corporation (the “Company”), is filing this Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) in order to deregister certain of the 3,809,765 shares of the Company’s common stock (the “Common Stock”) and interests under the Sally Beauty 401(k) Savings Plan (the “Plan”) that were originally registered pursuant to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on November 17, 2006, Registration No. 333-138830 (the “Registration Statement”).

On November 16, 2007, the Company terminated the Plan feature that allowed Plan participants to invest in a fund holding shares of Common Stock. Accordingly, as of November 16, 2007, no further investments in Common Stock could be made under the Plan. This Post-Effective Amendment is being filed to deregister all Plan interests and any shares of Common Stock that have not been issued under the Plan as of the date this Post-Effective Amendment is filed.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, Sally Beauty Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Denton, State of Texas, on November 16, 2007.

SALLY BEAUTY HOLDINGS, INC.

By:	/s/ Raal H. Roos
Raal H. Roos
Senior Vice President, General Counsel
and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	November 16, 2007
James G. Berges

*	President, Chief Executive Officer and	November 16, 2007
Gary G. Winterhalter	Director (Principal Executive Officer)

*	Senior Vice President and Chief Financial	November 16, 2007
David L. Rea	Officer (Principal Financial and
Accounting Officer)

*	Director	November 16, 2007
Kathleen Affeldt

*	Director	November 16, 2007
Marshall E. Eisenberg

*	Director	November 16, 2007
Donald J. Gogel

*	Director	November 16, 2007
Walter Metcalfe

*	Director	November 16, 2007
Robert R. McMaster

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*	Director	November 16, 2007
John Miller

*	Director	November 16, 2007
Martha Miller de Lombera

*	Director	November 16, 2007
Edward W. Rabin

*	Director	November 16, 2007
Richard J. Schnall

*By:	/s/ Raal H. Roos
Name:	Raal H. Roos
Title:	Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the Sally Beauty 401(k) Savings Plan, has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denton, in the State of Texas, on November 16, 2007.

SALLY BEAUTY 401(k) SAVINGS PLAN

By:	/s/ Mary Steen
Mary Steen
Administrator

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